Exhibit 5.1

July 25, 2012

TrueBlue, Inc.
1015 A Street
Tacoma, Washington 98402

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to TrueBlue, Inc., a Washington corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”), to be filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to up to $100,000,000 in aggregate public offering price of a presently undetermined amount of the following:

(i)	shares of the Company's common stock, no par value per share (the “Common Stock”);

(ii)	one or more classes or series of shares of the Company's preferred stock, $0.131 par value per share (the “Preferred Stock”);

(iii)	one or more series of senior unsecured debt securities (the “Debt Securities”);

(iv)	warrants representing the rights to purchase shares of Common Stock or Preferred Stock or Debt Securities (the “Warrants”);

(v)	units comprised of shares of Common Stock, shares of Preferred Stock, Warrants, Debt Securities, or any combination thereof (the “Units,”); and

(vi)
such indeterminate number of shares of Common Stock or Preferred Stock as may be issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities or Warrants, including such securities as may be issued pursuant to anti-dilution adjustments (the “Indeterminate Securities” and together with the Common Stock, Preferred Stock, Warrants, and Debt Securities, “Securities” and each a “Security”).

The Securities may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act and as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”), and any supplements to the Prospectus (each, a “Prospectus Supplement”).
Unless otherwise provided in any Prospectus Supplement relating to a particular series of Debt Securities, the Debt Securities will be issued pursuant to one or more senior indentures (each, an “Indenture” and collectively, the “Indentures”) between the Company and the Bank of New York Mellon Trust Company, N.A. (the “Trustee”) substantially in the form that is included as an exhibit to the Registration Statement. Any Debt Securities or Preferred Stock may be convertible into shares of Common Stock or other securities of the Company. The Warrants will be issued under one or more warrant agreements to be filed as an exhibit or exhibits to the Registration Statement at or prior to such time as the Prospectus Supplement relating to the Warrants to be offered is filed with the Commission (each, a “Warrant Agreement”). Each Warrant Agreement will be between the Company and a financial institution to be identified therein as warrant agent (each, a “Warrant Agent”).
This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
In connection with rendering the opinions set forth below, we have examined (a) the Registration Statement, including the exhibits filed with the Registration Statement, (b) the Prospectus, (c) the Company's Amended and Restated Articles of Incorporation as currently in effect as certified by the Secretary of the Company (the “Articles of Incorporation”), (d) the Company's Amended and Restated Bylaws (as currently in effect as certified by the Secretary of the Company the “Bylaws”), and (e) the corporate resolutions and other actions of the Company that authorize and provide for the issuance of the Securities covered by this opinion letter, and we have made such investigation of law as we have deemed appropriate. We have examined and relied

TrueBlue, Inc.
July 25, 2012

upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have also relied on a certificate of an officer of the Company. We have not independently established any of the facts so relied on.
The opinions expressed in this opinion letter are limited to the laws of the State of Washington and, solely in connection with the opinions given in numbered paragraph 1 below, the laws of the State of New York.

Based on the foregoing and in reliance thereon, and subject to the assumptions, qualifications, limitations, and exceptions set forth below, we are of the opinion that:
1.    With respect to any series of Debt Securities offered by the Company, including any Indeterminate Securities (the “Offered Debt Securities”), when (a) the Registration Statement (including all necessary post-effective amendments), has become effective under the Securities Act and the applicable Indenture and the applicable supplement, if any, to such Indenture, or the applicable resolutions of the board of directors of the Company or officer's certificate establishing the terms of such Offered Debt Securities has been duly authorized and validly executed and delivered by the Company and, if necessary, any trustee named in the Prospectus Supplement relating to such Offered Debt Securities, in each case in accordance with the terms of such Indenture, supplement, resolutions or officer's certificate, as the case may be, (b) the applicable Indenture, as then and theretofore amended or supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (d) the board of directors of the Company or an authorized committee thereof and appropriate officers of the Company have taken all necessary action to authorize and approve the issuance and terms of such series of Offered Debt Securities, the terms of the offering thereof, the consideration to be received therefor and related matters, (e) the applicable Indenture and any amendment or supplement thereto, officers' certificate or board resolutions in respect of such Offered Debt Securities has been duly authorized, executed and delivered by each party thereto, (f) if the Offered Debt Securities are to be sold pursuant to a purchase, underwriting, agency or similar agreement, such agreement has been duly authorized, executed and delivered by the Company and the other parties thereto, (g) any necessary shares of Offered Common Stock or Offered Preferred Stock, as the case may be, for issuance upon conversion of such Offered Debt Securities, if applicable, have been duly reserved, and (h) the Offered Debt Securities have been duly executed, authenticated (if required), issued and delivered to the purchasers thereof in accordance with the terms of the applicable Indenture, amendment or supplement thereto, or officers' certificate or board resolutions in respect thereof, as the case may be, and any applicable definitive purchase agreement, underwriting, agency or similar agreement, then, upon payment of the consideration therefor approved by the board of directors of the Company or an authorized committee thereof and appropriate officers of the Company and provided for in, such Offered Debt Securities, including the Offered Debt Securities that form a part of any Units, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
2.    Assuming the terms of such Warrants have been duly established in accordance with the applicable warrant agreement (the “Warrant Agreement”) so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, when (i) the terms and the execution and delivery of the Warrant Agreement relating to any Warrants and the terms of the Warrants, and of their issuance and sale, have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof; (ii) the Warrant Agreement relating to the Warrants has been duly executed and delivered by the Company and such warrant agent as shall have been appointed by the Company with respect thereto; and (iii) the Warrants or certificates representing the Warrants, as the case may be, have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of the applicable Warrant Agreement and any other agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).
3.    With respect to any shares of Common Stock offered by the Company, including any Indeterminate Securities (the “Offered Common Stock”), when (a) the Registration Statement (including all necessary post-effective amendments), has become effective under the Act; (b) an appropriate prospectus supplement or term sheet with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (c) if the Offered Common Stock is to be sold pursuant to a purchase, underwriting, agency or similar agreement, such agreement

TrueBlue, Inc.
July 25, 2012

has been duly authorized, executed and delivered by the Company and the other parties thereto; (d) the board of directors of the Company or authorized committee thereof and appropriate officers of the Company have taken all necessary action to approve the issuance of the Offered Common Stock and the terms of the offering thereof, the consideration to be received therefor and other related matters, including without limitation, the due reservation of any Common Stock for issuance; and (e) certificates in the form required under the laws of the State of Washington representing the shares of Offered Common Stock are duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting, agency or similar agreement approved by the board of directors of the Company or an authorized committee thereof and appropriate officers of the Company, or (ii) upon the conversion, exchange or exercise of any other Offered Security of the Company in accordance with the terms of such security or the instrument governing such security, in each case, for the consideration therefor (which consideration shall not be less than the par value of the Common Stock) approved by the board of directors of the Company or an authorized committee thereof and appropriate officers of the Company and set forth in the applicable instrument governing such other Offered Security, or in the definitive purchase, underwriting, agency or similar agreement relating to such other Offered Security, then such shares of Offered Common Stock will be validly issued, fully paid, and non-assessable.
4.    With respect to any shares of any series of Preferred Stock offered by the Company, including any Indeterminate Securities (the “Offered Preferred Stock”), when (a) the Registration Statement (including all necessary post-effective amendments), has become effective under the Securities Act; (b) an appropriate prospectus supplement or term sheet with respect to the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (c) if the Offered Preferred Stock is to be sold pursuant to a purchase, underwriting, agency or similar agreement, such agreement has been duly authorized, executed and delivered by the Company and the other parties thereto; (d) the board of directors of the Company or an authorized committee thereof and appropriate officers of the Company have taken all necessary action to approve the issuance and terms of the shares of such series, the terms of the offering thereof, the consideration to be received therefor and related matters, including the adoption of articles of amendment setting forth the terms of such Offered Preferred Stock conforming to the laws of the State of Washington (the “Articles of Amendment”), the filing of such Articles of Amendment with the Secretary of State of the State of Washington, the payment in full of any filing fees attendant thereto, (e) any necessary shares of Preferred Stock and Common Stock for issuance upon conversion of such Offered Preferred Stock, if applicable, have been duly reserved, and (f) certificates representing such shares of Offered Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting, agency or similar agreement and in accordance with the applicable Articles of Amendment, or (ii) upon the conversion, exchange or exercise of any other Offered Security of the Company in accordance with the terms of such Offered Security or the instrument governing such Offered Security providing for such conversion, exchange or exercise, in each case, for the consideration therefor approved by the board of directors of the Company or an authorized committee thereof and appropriate officers of the Company and set forth in the applicable definitive purchase, underwriting, agency or similar agreement, then such shares of Offered Preferred Stock will be validly issued, fully paid, and non-assessable.
5.    Assuming that (i) the combination of the securities of which such Units consist has been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof, (ii) the terms of such Units have been duly established in accordance with the applicable purchase unit agreement (the “Unit Agreement”) so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) any Debt Securities that form a part of such Units are validly issued and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, as contemplated in numbered paragraph 1 above, (iv) any Warrants that form a part of such Units constitute valid and binding obligations of the Company in accordance with their respective terms, as contemplated in numbered paragraph 2, as applicable, (v) any Common Stock or Preferred Stock that form a part of such Units are validly issued, fully paid and nonassessable, as contemplated in numbered paragraphs 3 and 4 above, respectively, as applicable, and (vi) any debt obligations, including any U.S. Treasury Securities, of third parties that form a part of such Units have been duly authorized, executed, authenticated (if required), issued and delivered in accordance with their respective terms, when (A) the terms and the execution and delivery of the Unit Agreement relating to any Units and the terms of the Units, and of their issuance and sale, have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof; (B) the Unit Agreement relating to the Units has been duly executed and delivered by the Company and such purchase unit agent as shall be appointed by the Company with respect thereto; and (C) the Units or certificates representing the Units, as the case may be, have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of the applicable Unit Agreement and any other agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable Unit Agreement and the applicable purchase, underwriting or similar agreement duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof, the Units will be duly authorized and validly issued.

TrueBlue, Inc.
July 25, 2012

The opinions set forth above are subject to the following additional assumptions:
(a)     the Registration Statement and any amendments thereto (including post-effective amendments), will have been declared effective under the Securities Act and such effectiveness shall not have been terminated, suspended, or rescinded;
(b)     all Securities will be issued and sold in compliance with applicable federal and state securities laws, rules, and regulations and solely in the manner provided in the Registration Statement and the appropriate Prospectus Supplement, and there will not have occurred any change in law or fact affecting the validity of any of the opinions rendered herein;
(c)     in the case of an Indenture, supplement or amendment thereto, or other agreement pursuant to which any Securities are to be issued or governed, there will have been no additions, deletions, or modifications of the terms or provisions contained in the forms thereof included as exhibits to the Registration Statement that would affect the validity of any of the opinions rendered herein;
(d)     a definitive purchase, underwriting, or similar agreement and any other necessary agreements with respect to any Securities offered or issued will have been duly authorized and duly executed and delivered by the Company and the other parties thereto;
(e)     in the case of any purchase contract, agency agreement, Warrant Agreement, Articles of Amendment to the Company's Articles of Incorporation, unit purchase agreement, or other agreement pursuant to which any Securities are to be issued or governed, there will be no terms or provisions contained therein that would affect the validity of any of the opinions rendered herein;
(f)     (i) the final terms of any of the Securities (including any Securities comprising the same or subject thereto), (ii) the issuance, sale, and delivery thereof by the Company, (iii) the incurrence and performance of the Company's obligations under or in respect of and in accordance with the terms of any of the Securities, and (iv) any consideration received by the Company for any such issuance, sale, and delivery will (A) comply with and not violate the Company's Articles of Incorporation, the Company's Bylaws, or any applicable law, rule, or regulation, (B) not result in a default under or breach of any agreement or instrument binding upon the Company, (C) comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or to which the issuance, sale, and delivery of such Securities or the incurrence and performance of such obligations may be subject, and (D) not violate any applicable public policy or be subject to any defense in law or equity;
(g)     the Company will have taken any corporate action required to be taken by the Company based on the type of Security being offered and such authorization will remain in effect and unchanged at all times during which the Securities are offered and will not have been modified or rescinded (subject to the further assumption that the sale of any Security takes place in accordance with such authorization), the board of directors of the Company will have duly established the terms of such Security and duly authorized and taken any other necessary corporate action to approve the issuance and sale of such Security in conformity with the Articles of Incorporation and Bylaws (subject to the further assumption that the Articles of Incorporation and Bylaws have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), and such authorization will remain in effect and unchanged at all times during which the Securities are offered and will not have been modified or rescinded (subject to the further assumption that the sale of any Security takes place in accordance with such authorization); and
(h)     to the extent they purport to relate to liabilities resulting from or based upon gross negligence, recklessness, or other conduct committed or omitted willfully or in bad faith or any violation of federal or state securities or blue sky laws, we express no opinions concerning the enforceability of indemnification provisions.
To the extent that the obligations of the Company under any Indentures and any amendment or supplements thereto may be dependent upon such matters, we assume for purposes of this opinion (a) that the Trustees will be duly organized, validly existing, and in good standing under the laws of their respective jurisdictions of organization; (b) that the Trustees will be duly qualified to engage in the activities contemplated by the applicable Indenture; (c) that the Indenture and any amendment or supplement thereto will have been duly authorized, executed, and delivered by the Trustees and will constitute the valid and binding obligations of the Trustees, enforceable against the Trustees in accordance with their respective terms; (d) that the Trustees will be in compliance, with respect to acting as a trustee under the applicable Indentures and any supplemental Indentures, with all applicable laws and regulations; (e) that the Trustees will have the requisite organizational and legal power and authority to perform their obligations under the Indenture and any amendment or supplement thereto; and (f) that the Trustee will have been qualified under the Trust Indenture Act of 1939, as amended, and a Form T-1 will have been properly filed as an exhibit to the Registration

TrueBlue, Inc.
July 25, 2012

Statement.
To the extent that the obligations of the Company under any Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion (a) that the Warrant Agent thereunder will be duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; (b) that the Warrant Agent will be duly qualified to engage in the activities contemplated by the Warrant Agreement; (c) that the Warrant Agreement will have been duly authorized, executed, and delivered by the Warrant Agent and will constitute the valid and binding obligation of the Warrant Agent, enforceable against the Warrant Agent in accordance with its terms; (d) that the Warrant Agent will be in compliance, with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and (e) that the Warrant Agent will have the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.
The opinions set forth above are subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, receivership, moratorium, and other similar laws relating to or affecting enforcement of creditors' rights or remedies generally; (b) general principles of equity, whether such principles are considered in a proceeding of law or at equity; (c) an implied covenant of good faith, reasonableness and fair dealing and standards of materiality; (d) the discretion of any court of competent jurisdiction in awarding equitable remedies, including but not limited to specific performance or injunctive relief, and limitations imposed by federal or state securities laws; and (e) the discretion of any court of competent jurisdiction in awarding equitable remedies, including but not limited to specific performance or injunctive relief, and limitations imposed by federal or state securities laws.
We express no opinion as to any provision in any Indenture, Warrant Agreement, stock purchase contract, unit purchase agreement, other agreement pursuant to which any Securities are to be issued or governed, or the Articles of Incorporation or Bylaws (a) that purports to be a waiver of forum non conveniens or trial by jury; (b) that relates to judgments in currencies other than U.S. dollars; (c) that releases, exculpates, or exempts a party from, or requires indemnification or contribution of a party for, liability for its own negligence or misconduct or where such indemnification or contribution is contrary to public policy; (d) that purports to allow any party to unreasonably interfere in the conduct of the business of another party; (e) that purports to require any party to pay any amounts due to another party without a reasonable accounting of the sums purported to be due; (f) that purports to prohibit the assignment of rights that that may be assigned pursuant to applicable law regardless of an agreement not to assign such rights; (g) that purports to require that amendments to any agreement be in writing; (h) relating to powers of attorney, severability, or set-off; (i) that purports to limit access exclusively to any particular courts; (j) providing that decisions by a party are conclusive or may be made in its sole discretion; (k) to the extent that the provisions thereof may be subject to any limitations, restrictions, and rights afforded by the laws of the State of Washington; or (l) that provides that no recourse may be had against any successor of the Company or any stockholder of the Company that may be a controlling stockholder or a “control person” under federal securities laws.
We express no opinion concerning whether a U.S. federal court would accept jurisdiction in any dispute, action, suit, or proceeding arising out of or relating to any agreement or the transactions contemplated thereby or the net impact or result of any conflict of laws between or among laws of competing jurisdictions.. In addition, we express no opinion as to whether a state or U.S. federal court sitting in any jurisdiction chosen as the governing law of a document (other than the State of Washington) would determine that certain provisions of the Securities that relate to corporate matters, including any limitations on and rights of debtholders, were governed by and subject to the laws of the State of Washington, the Company's state of incorporation.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. In giving our consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, the Prospectus, or any Prospectus Supplement within the meaning of the term “expert”, as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.
Very truly yours,
/s/ K&L Gates LLP